EXHIBIT 3.4
                                 FILED# C4058-99
                                        --------
                                 NOV  0 6  2002
                                IN THE OFFICE OF
                                  "DEAN HELLER"
                         DEAN HELLER, SECRETARY OF STATE

             CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORIATION
                          FOR PROFIT NEVADA CORPORATION

          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)
                               REMIT IN DUPLICATE




1.   NAME  OF  CORPORATION  :  AMANASU  ENERGY  CORPORATION

2.   THE  ARTICLES  HAVE  BEEN  AMENDED  AS  FOLLOWS:

          THE NAME OF THE COMPANY IS NOW CHANGED TO AMANASU ENVIRONMENT CORPORATION.

3.   THE  VOTE  BY  WHICH  THE  STOCKHOLDERS  HOLDING  SHARES IN THE CORPORATION
     ENTITLING THEM EXERCISE A MAJORITY OF THE VOTING POWER, OR SUCH GREATER PROPORTION OF THE VOTING POWER AS MAY BE REQUIRED IN THE CASE OF A VOTE BY CLASSES OR SERIES, OR MAY BE REQUIRED BY THE PROVISIONS OF THE ARTICLES OF INCORPORATION HAVE VOTED IN FAVOUR OF THE AMENDMENT IS OVER 80%.

4.   SIGNATURES  :


/S/  ATSUSHI  MAKI
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PRESIDENT


/S/  L.  LEI
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SECRETARY

DATED:  THE  17TH  DAY  OF  OCTOBER,  2002.